UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):
May 16, 2014 (May 12, 2014)

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MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)
777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)
(832) 369-6986
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 12, 2014, the Board of Directors of Eureka Hunter Holdings, LLC, a Delaware limited liability company (“Eureka Holdings”), approved the Eureka Hunter Holdings, LLC Management Incentive Compensation Plan (the “Plan”) to provide long-term incentive compensation to attract and retain officers and employees of Eureka Holdings and its affiliates and allow such individuals to participate in the economic success of Eureka Holdings and its affiliates. Eureka Holdings is a majority-owned subsidiary of Magnum Hunter Resources Corporation (the “Company”) and the holding company for the Company’s midstream operations.
The Plan consists of (i) 2,336,905 Class B common units representing membership interests in Eureka Holdings (“Class B Common Units”), and (ii) 2,336,905 incentive plan units issuable pursuant to a management incentive compensation plan, which represent the right to receive a dollar value up to the baseline value of a corresponding Class B Common Unit (“Incentive Plan Units”). The Plan is administered by the Board of Directors of Eureka Holdings, and, as administrator of the Plan, the Board will from time to time make awards under the Plan to selected officers and employees of Eureka Holdings or its affiliates (“Award Recipients”).
The Class B Common Units are profits interest awards that carry the right to share in the appreciation in the value of the aggregate common equity in Eureka Holdings over and above a baseline value that is determined on the date of grant of the Class B Common Units. The Class B Common Units vest in five substantially equal annual installments on each of the first five anniversaries of the date of grant, subject to the Award Recipient’s continued employment, and automatically vest in full upon the occurrence of a liquidity event (as defined in the Plan) (including if the Award Recipient’s employment is terminated by Eureka Holdings or an affiliate without cause or due to the Award Recipient’s death or disability, in each case, within six months prior to the occurrence of a liquidity event). Subject to the Award Recipient’s continued employment, the Incentive Plan Units become fully vested upon the occurrence of a liquidity event (including if the Award Recipient’s employment is terminated by Eureka Holdings or an affiliate without cause or due to the Award Recipient’s death or disability, in each case, within six months prior to the occurrence of a liquidity event). If an Award Recipient’s employment is terminated under any other circumstances, all unvested Class B Common Units and Incentive Plan Units will be forfeited immediately upon the Award Recipient’s termination of employment. In addition, vested Class B Common Units will be forfeited if an Award Recipient’s employment is terminated prior to the occurrence of a liquidity event by Eureka Holdings or an affiliate for cause or due to the Award Recipient’s resignation. If, following a termination of his or her employment by Eureka Holdings or an affiliate without cause or due to the Award Recipient’s death or disability, an Award Recipient retains vested Class B Common Units, Eureka Holdings will have the right, but not the obligation, to repurchase such vested Class B Common Units at fair market value.
Payment in respect of vested Class B Common Units and Incentive Plan Units will become due upon the occurrence of a liquidity event and will generally be made in cash, except that, if the liquidity event constitutes a qualified public offering (as defined in the Plan), payment will be made partially in common stock or units of the resulting public entity and partially in cash, to the extent available.
In connection with the approval of the Plan, on May 12, 2014, the Board of Directors of Eureka Holdings also approved awards of Class B Common Units and Incentive Plan Units under the Plan to certain officers and employees of Eureka Holdings and its affiliates, including Gary C. Evans, the Company’s Chairman and Chief Executive Officer, who also serves as the Chief Executive Officer of Eureka Holdings. Mr. Evans was awarded 109,835 Class B Common Units and 109,835 Incentive Plan Units.

The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the documents comprising the Plan, which include the form of Award Letter, the form of Class B Common Unit Agreement, and the Management Incentive Compensation Plan, copies of which are filed hereto as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, and are incorporated in this Item 5.02 by reference.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
10.1	Form of Award Letter
10.2	Form of Class B Common Unit Agreement
10.3	Management Incentive Compensation Plan

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: May 16, 2014	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Form of Award Letter
10.2	Form of Class B Common Unit Agreement
10.3	Management Incentive Compensation Plan